Exhibit 99.1
Investor Relations Contact:
Don Duffy
203.682.8200
Kona Grill Updates Fiscal Year 2006 Guidance
Reiterates Fourth Quarter & Fiscal Year 2005 Guidance
SCOTTSDALE—(BUSINESS WIRE)—December 28, 2005—Kona Grill, Inc. (Nasdaq: KONA), an American Grill and sushi bar, today updated its guidance for fiscal year 2006 as well as reiterated its prior guidance for the fourth quarter and fiscal year 2005.
For fiscal year 2006, the Company now anticipates revenue of $49 million to $51 million and a net loss per share of ($0.44) to ($0.53). This compares to previous revenue expectations of $53 million to $55 million and a net loss per share of ($0.26) to ($0.35). The Company still anticipates being profitable in fiscal year 2007.
“As stated in prior communications, we are committed to adding five Kona Grill units to our restaurant portfolio in 2006. However, due to delays in landlord turnover for site development, it now appears that our Dallas, TX, Houston (Galleria), TX, and Oakbrook, IL, locations will likely open several months later than we had originally planned. In addition, the performance of our Sugarland, TX unit, which opened last August, has been disappointing. This has been exacerbated by nearby construction that is limiting the restaurant’s visibility and accessibility. Once that work is completed, and the mall extension is opened, we are optimistic that Sugarland’s volume will gradually reach a level that will generate a significant return on invested capital,” said C. Donald Dempsey, Chief Executive Officer and President of Kona Grill.
For the fourth quarter of 2005, the Company continues to expect revenue of $9.6 million to $10.6 million and a net loss per share of ($0.00) to ($0.05). For fiscal year 2005, the Company has similarly reaffirmed its revenue guidance of $36 million to $37 million and a net loss per share of ($0.13) to ($0.23).
Conference Call
The Company will host a conference call to discuss its updated financial guidance today at 4:30 PM ET. Hosting the call will be Don Dempsey, Chief Executive Officer, Jason Merritt, Chief Operating Officer and Mark Robinow, Chief Financial Officer.
The call will be webcast live from the Company’s website at www.konagrill.com under the investor relations section. Listeners may also access the call by dialing 1-800-811-0667or 1-913-981-4901. A replay of the call will be available until Wednesday, January 4, 2006, by dialing 1-888-203-1112 or 1-719-457-0820, the password is 4630870.

About Kona Grill
Kona Grill owns and operates restaurants in Scottsdale, AZ; Chandler, AZ; Kansas City, MO; Las Vegas, NV; Denver, CO; Omaha, NE; Carmel, IN; Sugarland (Houston), TX; and San Antonio, TX. Kona Grill restaurants offer freshly prepared food, personalized service, and a warm, contemporary ambiance that creates an exceptional, yet affordable, dining experience. Kona Grill restaurants serve a diverse selection of mainstream American dishes as well as a variety of appetizers and entrees with an international influence. Each restaurant also features an extensive sushi menu and sushi bar.
Forward-Looking Statements
The financial guidance we provide for our fourth quarter results, fiscal year 2005, and fiscal year 2006, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include various risk factors set forth in our Registration Statement on Form S-1 (Reg. No. 333-125506) as filed with and declared effective by the Securities and Exchange Commission, as well as various risk factors set forth from time to time in our reports filed with the Securities and Exchange Commission.